As filed with the Securities and Exchange Commission on October 24, 2012.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEVEN MADDEN, LTD.
(Exact name of registrant as specified in its charter)

Delaware	13-3588231

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

52-16 Barnett Avenue
Long Island City, New York  11104
(718) 446-1800
(Address of Principal Executive Offices, Zip Code)

STEVEN MADDEN, LTD. 2006 STOCK INCENTIVE PLAN
(Full Title of Plan)

Edward R. Rosenfeld
Chief Executive Officer
Steven Madden, Ltd.
52-16 Barnett Avenue
Long Island City, New York  11104
(718) 446-1800
(Name, address and telephone number of agent for service)

With a copy to:
Michele F. Vaillant, Esq.
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102
Tel. (973) 622-4444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001 per share	6,500,000	$42.63	$277,095,000	$37,795.76

(1)
This Registration Statement covers  6,500,000 additional shares of the Registrant’s common stock authorized to be issued under the Registrant’s 2006 Stock Incentive Plan (the “Plan”).  Shares available for issuance under the Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 9, 2006 (File No. 333-138584) and a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 10, 2009 (File No. 333-160520). This Registration Statement also covers any additional shares of common stock which become issuable under the Registrant’s Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)
Based on the average of the high and low price of the Registrant’s common stock on October 15, 2012 as reported by The Nasdaq Stock Market Inc., used solely for the purpose of calculating the registration fee pursuant to paragraph (c) and (h)(1) of Rule 457 under the Securities Act of 1933.

INTRODUCTION

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Steven Madden, Ltd., a Delaware corporation (the “Company”), to register an additional 6,500,000 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), for issuance under the Company’s 2006 Stock Incentive Plan, as amended and restated effective May 22, 2009 and as further amended effective May 25, 2012 (the “Plan”).

On November 9, 2006, the Company filed a Registration Statement on Form S-8 (Registration No. 333-138584) (the “2006 Registration Statement”) to register 1,200,000 shares of Common Stock for issuance under the Company’s 2006 Stock Incentive Plan as originally approved by the Company’s stockholders on May 26, 2006 (the “Original 2006 Plan”).    On May 25, 2007, the Company’s stockholders approved an amendment to the Original 2006 Plan to increase the number of shares of Common Stock available for issuance under the Original 2006 Plan from 1,200,000 to 1,550,000 and, on May 22, 2009, the Company’s stockholders approved an amendment and restatement of the Original 2006 Plan (as theretofore amended) to increase by 2,864,000 the number of shares of Common Stock available for issuance under the Original 2006 Plan from 1,550,000 to 4,064,000 (the “Amended and Restated 2006 Plan”).  On July 10, 2009, the Company filed a Registration Statement on Form S-8 (Registration No. 333-160520)  (the “2009 Registration Statement”) to register the additional 2,864,000 shares of Common Stock for issuance under the Amended and Restated 2006 Plan.    On May 25, 2012, the Company’s stockholders approved an amendment to the Amended and Restated 2006 Plan to, among other things, increase by 6,500,000 the number of shares of Common Stock available for issuance under the Amended and Restated 2006 Plan from 9,144,000 (which reflects 3-for-2 stock splits that became effective on April 30, 2010 and May 31, 2011) to 15,644,000.  This registration statement on Form S-8 (this “Registration Statement”) is being filed to register the additional 6,500,000 shares of Common Stock available for issuance under the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the 2006 Registration Statement and the 2009 Registration Statement, including the documents incorporated by reference therein, are hereby incorporated by reference into this Registration Statement to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 29, 2012;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 10, 2012;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed with the Commission on August 8, 2012;

●	The Company’s Current Reports on Form 8-K, filed on January 9, 2012, January 26, 2012, February 14, 2012, February 27, 2012, May 29, 2012 and July 26, 2012; and

●
The description of the Company’s common stock contained in the Company’s Registration Statement on Form SB-2, filed with the Commission on August 5, 1993, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.   To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference in this Registration Statement.

Any statement contained in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.

In addition, Section 102(b)(7) of the DGCL authorizes a corporation to limit or eliminate its directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, other than for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any unlawful payment of dividends, stock purchases, or redemption of shares; or (iv) any transaction from which the director derived an improper personal benefit.

Article NINTH of the Certificate of Incorporation of the Company provides that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, Further, Article TENTH of the Certificate of Incorporation indicates that the Company shall indemnify such persons whom it shall have power to indemnify to the fullest extent permitted by Section 145 of the DGCL.

In addition, the Company maintains directors’ and officers’ liability insurance, which insures against liabilities that its directors and officers may incur in such capacities.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description
4.1
Provisions of the Certificate of Incorporation of Steven Madden, Ltd. that define the rights of the security holders of the Company (incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 23, 1998.)

4.2
Specimen certificate for shares of common stock, $.0001 par value, of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2/A, filed with the Commission on September 29, 1993).

4.3
Provisions of the Amended & Restated By-Laws of Steven Madden, Ltd. that define the rights of the security holders of the Company (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 28, 2008).

4.4
Steven Madden, Ltd. 2006 Stock Incentive Plan, as amended and restated effective May 22, 2009, and as amended effective May 25, 2012 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2012).

5.1	Opinion of McCarter & English, LLP as to the legality of the securities to be issued.
23.1	Consent of EisnerAmper LLP, an independent registered public accounting firm.
23.2	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement).

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Island City, State of New York on October 23, 2012.

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Name:	Edward R. Rosenfeld
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward R. Rosenfeld and Arvind Dharia, and each of them, as attorneys-in-fact and agents, with full power of substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do an perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date  indicated.

Signature	Title	Date

/s/ Edward R. Rosenfeld	Chairman of the Board, Chief Executive Officer and	October 23, 2012
Edward R. Rosenfeld	Director (Principal Executive Officer)

/s/ Arvind Dharia	Chief Financial Officer	October 23, 2012
Arvind Dharia	(Principal Financial and Accounting Officer)

	Director	October __, 2012
John L. Madden

/s/ Peter Migliorini	Director	October 23, 2012
Peter Migliorini

/s/ Richard P. Randall	Director	October 23, 2012
Richard P. Randall

/s/ Ravi Sachdev	Director	October 23, 2012
Ravi Sachdev

/s/ Thomas H. Schwartz	Director	October 23, 2012
Thomas H. Schwartz

EXHIBIT INDEX

Exhibit No.	Description
4.1
Provisions of the Certificate of Incorporation of Steven Madden, Ltd. that define the rights of the security holders of the Company (incorporated by reference to Exhibit 1 to the Company’s Current Report on Form 8-K, filed with the Commission on November 23, 1998).

4.2
Specimen certificate for shares of common stock, $.0001 par value, of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2/A, filed with the Commission on September 29, 1993).

4.3
Provisions of the Amended & Restated By-Laws of Steven Madden, Ltd. that define the rights of the security holders of the Company (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the Commission on March 28, 2008).

4.4
Steven Madden, Ltd. 2006 Stock Incentive Plan, as amended and restated effective May 22, 2009, and further amended effective May 25, 2012 (incorporated by reference to Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 11, 2012).

5.1	Opinion of McCarter & English, LLP as to the legality of the securities being registered.
23.1	Consent of EisnerAmper LLP, an independent registered public accounting firm.
23.2	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement.